EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Astrata Group Incorporated (the "Company") on Form S-8 (File No. 333-126339) of our report dated July 13, 2006 appearing in the Annual Report on Form 10-KSB of the Company for the year ended February 28, 2006.


/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP
Newport Beach, California
July 13, 2006